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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Array BioPharma Inc.:

We consent to the incorporation by reference in the registration statements (Forms S-3 Nos. 333-151237, 333-155221, 333-161633 and 333-178162 and Forms S-8 Nos. 333-178168, 333-171361, 333-163138, 333-158624, 333-155219, 333-139450, 333-132205, 333-100955 and 333-51348) of Array BioPharma Inc. of our reports dated August 16, 2012, with respect to the balance sheets of Array BioPharma Inc. as of June 30, 2012 and 2011, and the related statements of operations and comprehensive loss, stockholders' deficit and cash flows for each of the years in the three-year period ended June 30, 2012 and the effectiveness of internal control over financial reporting as of June 30, 2012, which reports appear in the June 30, 2012 annual report on Form 10-K of Array BioPharma Inc.

                      /s/    KPMG LLP

Boulder, Colorado
August 16, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM